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                                                                  EXHIBIT 21.01


SUBSIDIARIES OF THE COMPANY


         FIREARMS TRAINING SYSTEMS, INC HAS ONE WHOLLY OWNED SUBSIDIARY, FATS, INC., A DELAWARE CORPORATION. AS OF MARCH 31, 2002, FATS,INC. HAS THE FOLLOWING SIX WHOLLY OWNED SUBSIDIARIES:

1.       FIREARMS TRAINING SYSTEMS, LIMITED;

2.       F.A.T.S. SINGAPORE PTE LTD;


3.       FIREARMS TRAINING SYSTEMS NETHERLANDS B.V.;

4.       SIMTRAN TECHNOLOGIES, INC.;

5.       FATS CANADA HOLDINGS; AND

6.       FIREARMS TRAINING SYSTEMS AUSTRALIA PTY LTD.

DURING THE FISCAL YEAR ENDED MARCH 31, 2002, F.A.T.S. FOREIGN SALES CORPORATION WAS DISSOLVED IN JANUARY 2002 AND DART INTERNATIONAL, INC. WAS DISSOLVED IN MAY 2001. BOTH WERE PREVIOUSLY WHOLLY OWNED SUBSIDIARIES.

         THE FOLLOWING ARE THE JURISDICTIONS OF INCORPORATION OF EACH OF THE
SUBSIDIARIES:

1. FIREARMS TRAINING SYSTEMS, LTD. IS A COMPANY REGISTERED AND EXISTING UNDER THE LAWS OF THE UNITED KINGDOM.

2. F.A.T.S. SINGAPORE PTE LTD. IS A COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE REPUBLIC OF SINGAPORE.


3. FIREARMS TRAINING SYSTEMS NETHERLANDS B.V. IS A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE NETHERLANDS.

4. SIMTRAN TECHNOLOGIES, INC. IS A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF CANADA.

5. FATS CANADA HOLDINGS IS A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF CANADA.

6. FIREARMS TRAINING SYSTEMS AUSTRALIA PTY LTD. IS A COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF AUSTRALIA.

7. F.A.T.S. FOREIGN SALES CORPORATION WAS A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF BARBADOS. THIS CORPORATION WAS VOLUNTARILY DISSOLVED IN JAN 2002 AS THE FSC REPEAL AND EXTRATERRITORIAL INCOME EXCLUSION ACT OF 2000 ("THE ACT") WAS SIGNED INTO LAW. THE ACT REPEALS THE FOREIGN SALES CORPORATION RULES AND ADOPTS A NEW REGIME UNDER WHICH U.S. TAXPAYERS CAN EXCLUDE FROM THEIR GROSS INCOME CERTAIN EXTRATERRITORIAL INCOME.

8. DART INTERNATIONAL, INC. WAS A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF COLORADO. THIS CORPORATION WAS DISSOLVED IN MAY 2001, AS THE COMPANY WAS TUCKED-IN UNDER FATS, INC. AS A PRODUCT LINE.